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                                                                    EXHIBIT 10.7

                      ADVANCED LIGHTING TECHNOLOGIES, INC.

                         Common Stock Purchase Agreement

      THIS AGREEMENT is dated as of July 27, 2005, between ADVANCED LIGHTING TECHNOLOGIES, INC. (the "Company"), and Wayne J. Vespoli ("Purchaser").

                                   WITNESSETH:

      WHEREAS, the Company has given Purchaser an award attached hereto as Annex 1 (the "Award") pursuant to the Company's 2005 Equity Incentive Plan (the "Plan") and

      WHEREAS, the Award permits the Purchaser to purchase up to 10.494 shares within 30 days of the Date of Grant specified in the Award; and

      WHEREAS, pursuant to the Award, Purchaser desires to purchase shares of the Company as herein described, on the terms and conditions set forth in this Agreement, the Award and the Plan. Certain capitalized terms used in this Agreement are defined in the Plan.

      NOW, THEREFORE, it is agreed between the parties as follows:

      1. PURCHASE OF SHARES.

      Pursuant to the terms of the Award, Purchaser hereby agrees to purchase from the Company and the Company agrees to sell and issue to Purchaser 10.494 shares [cannot exceed number of Shares above] of the Company's common stock (the "Stock") for the Purchase Price Per Share specified in the Award payable by personal check, cashier's check or money order. Payment shall be delivered at the Closing, as such term is hereinafter defined. The closing hereunder (the "Closing") shall occur at the offices of the Company on August 1, 2005, or such other time and place as may be designated by the Company (the "Closing Date").

      2. REPURCHASE OR FORFEITURE OF UNVESTED STOCK.

      All unvested shares of the Stock purchased by the Purchaser pursuant to this Agreement (sometimes referred to as the "Unvested Stock") shall be subject to the following forfeiture or mandatory repurchase requirement (the "Unvested Stock Requirement"):

      In the event the Purchaser ceases to be an Employee of the Company as defined in the Plan, i.e. terminates service with the Company ("Service") for any reason, other than a Permitted Reason, all Unvested Stock shall immediately be forfeited and cancelled without consideration to the Purchaser of any kind.

      If Purchaser ceases to be an Employee of the Company for a Permitted Reason, the Company shall purchase the Unvested Stock as hereinafter provided. If any Unvested Stock is subject to a vesting requirement which must be met by a date certain (the "Vesting Deadline"), and such vesting requirement is not met on or prior to such date, the Company shall purchase

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such Unvested Stock as hereinafter provided. Purchaser understands that the
Stock is being sold in order to induce Purchaser to become and/or remain associated with the Company and to work diligently for the success of the Company and that the unvested Stock will vest in accordance with the schedule set forth in the Award. Accordingly, the Company shall be required within 60 days after the (i) termination of Service for a Permitted Reason or (ii) the Vesting Deadline, as the case may be, to purchase from the Purchaser (A) all shares of Stock purchased hereunder which have not vested on the date of termination of Service in accordance with the terms of such vesting schedule in the Award or (B) all shares of Unvested Stock which could no longer vest after a Vesting Deadline, as the case may be; provided further, however, if at the time there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists. The purchase price for such Unvested Stock shall be the Purchase Price Per Share paid by Purchaser for such shares pursuant to the Award (the "Purchase Price"). The purchase price shall be paid by check and/or by cancellation of any indebtedness of Purchaser to the Company. The Company's rights under this paragraph shall be freely assignable, in whole or in part, and, following such assignment, such rights will not be limited by any Company Payment Condition.

      Nothing in this Agreement shall be construed as a right by Purchaser to be employed by Company, or a parent or subsidiary of Company.

      3. ESCROW OF STOCK.

      As security for Purchaser's faithful performance of the terms of this Agreement and to ensure the availability for delivery of Purchaser's shares upon repurchase by the Company, Purchaser agrees at the Closing hereunder, to deliver to and deposit with the Escrow Agent named in the Joint Escrow Instructions attached hereto as Exhibit C, the certificate or certificates evidencing the Unvested Stock and four Assignments Separate from Certificate duly executed (with date and number of shares in blank) in the form attached hereto as Exhibit
D. Such documents are to be held by the Escrow Agent and delivered by the Escrow Agent pursuant to the Joint Escrow Instructions, which instructions shall also be delivered to the Escrow Agent at the Closing hereunder.

      Within 30 days after the vesting of a portion of an Award (as defined in the Award), if Purchaser so requests, the Escrow Agent will deliver to Purchaser certificates (including any voting trust certificates) representing so many shares of Stock as are no longer subject to the Unvested Stock Requirement (less such shares as have been previously delivered).

      4. ADJUSTMENT OF SHARES.

      Subject to the provisions of the Articles of Incorporation of the Company, if, from time to time during the term of the Unvested Stock Requirement:

            (a) there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Company, or

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            (b) there is any consolidation, merger or sale of all or
            substantially all, of the assets of the Company,

then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser's ownership of the shares shall be immediately subject to such Unvested Stock Requirement with the same force and effect as the shares from time to time subject to the Unvested Stock Requirement. While the total Purchase Price shall remain the same after each such event, the Purchase Price Per Share of Unvested Stock shall be appropriately and equitably adjusted as determined by the Board of Directors of the Company.

      5.    THIRD PARTY TRANSFER RESTRICTIONS.

            5.1 Prior to a Major Event. (a) Vested Shares. Prior to the occurrence of a Major Event, the Purchaser may not transfer vested Shares, other than by a Permitted Transfer or otherwise with the prior written consent of the Company.

                  (b) Unvested Shares. The Purchaser may not transfer unvested Shares, other than by a Permitted Transfer.

            5.2 After a Major Event. (a) Vested Shares. In the event the Purchaser proposes to sell, pledge or otherwise transfer to a party other than a Permitted Transferee, pursuant to a bona fide purchase offer, any vested Shares acquired under the Plan or any interest in such Shares at any time after the occurrence of a Major Event and prior to the Initial Public Offering, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Shares. The Purchaser must give a written "Transfer Notice" to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee and including a copy of the bona fide purchase offer. The Transfer Notice shall be signed both by the Purchaser and by the proposed transferee and must constitute a binding commitment of both parties to the transfer of the Shares. Such right of First Refusal with respect to vested Shares shall terminate upon the sale of Common Stock by the Company pursuant to an Initial Public Offering.

                  The Company and its assignees shall have the right to purchase all, and not less than all, of the Shares on the terms described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a Notice of Exercise of the Right of First Refusal within 30 days after the date when the Transfer Notice was received by the Company.

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                  If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the Transfer Notice, the Purchaser may, not later than 60 days following receipt of the Transfer Notice by the Company, conclude a transfer of the Shares subject to the Transfer Notice on the terms and conditions described in the Transfer Notice. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Purchaser, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above. If the Company exercises its Right of First Refusal, the Purchaser and the Company (or its assignees) shall consummate the sale of the Shares on the terms set forth in the Transfer Notice; provided, however, that the purchase price for such shares shall be the lesser of the price described in such Transfer Notice or Fair Market Value and, provided further, however, if at the time of the exercise of such Right of First Refusal there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists.

                  The Company's Right of First Refusal shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the Shares. The Company's rights under this Subsection shall be freely assignable, in whole or in part.

                  (b) Unvested Shares. Prior to a termination of Service, the Purchaser may not transfer Unvested Shares, other than pursuant to a Permitted Transfer.

            5.3   Termination of Service.

                  (a) Prior to a Major Event. (i) Termination for Other than a Permitted Reason. Following the Purchaser's termination of Service for other than a Permitted Reason, as defined in
                  Section 5.3(b) below, the Company shall have the right, but not the obligation, to purchase all or any portion of the vested Shares of the Purchaser at any time within 12 months following such termination of Service. Such purchase will be at the Fair Market Value of such Shares at the time of the exercise of such right. To exercise such right, Company shall give the Purchaser written notice of the sale in the same manner and with the same effect as a Compelled Sale, pursuant to Section 5.4; provided, however, if at the time of the exercise of such right there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists. After any such termination of Service, all unvested Shares of the Purchaser shall be forfeited by the Purchaser and shall be cancelled without payment of any kind.

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                  (ii) Termination of Service for A Permitted Reason. (A)
                  Following a termination of Service (I) by the Company for any reason other than "cause," (II) by the Purchaser by resignation with "good reason," (III) death or
                  (IV)"disability," each as defined in the Purchaser's employment contract, or, if the Purchaser does not have such a contract, as defined on Annex 2 to this Agreement (a "Permitted Reason"), the Company shall have the right to purchase all or any portion of the vested Shares of the Purchaser at any time within 12 months following such termination of Service. If such Company purchase would occur before (a) the Purchaser has held the Shares six months or (b) the date which is six months following the vesting of the Shares to be purchased, the repurchase shall occur six months and one day after the later of the purchase of the Shares by the Purchaser or vesting, as the case may be, and for the then current Fair Market Value. Such purchase will be at the Fair Market Value of such Shares at the time of the exercise of such right. To exercise such right, Company shall give the Purchaser written notice of the sale in the same manner and with the same effect as a Compelled Sale, pursuant to Section 5.4; provided, however, if at the time of the exercise of such right there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists. The Company will purchase all unvested Shares of such Purchaser within 60 days of the Purchaser's such termination of Service; provided, however, if at the time of the exercise of such right there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists.

                  (B) Following any such termination of Service for a Permitted Reason, such Purchaser shall have the right to compel the purchase (a "Vested Put") of that number of vested Shares of Purchaser, at the Fair Market Value at the time of exercise of such right, necessary to make the aggregate consideration, for all unvested Shares purchased pursuant to Subsection 5.3(a)(ii)(A) and the vested Shares to be purchased pursuant the Vested Put, would be equal to the total consideration initially paid by such Purchaser for such vested and unvested Shares; provided however, that if the purchase of all such vested and unvested Shares at the prices specified results in aggregate consideration which is less than such total consideration, all vested Shares shall be purchased pursuant to the Vested Put at Fair Market Value. If such Company purchase would occur before (a) the Purchaser has held the Shares six months or (b) the date which is six months following the vesting of the Shares to be purchased, the repurchase shall occur six months and one day after the later of the purchase of the Shares by the Purchaser or vesting, as the case may be, and for the then current Fair Market Value. Such right shall be exercised within twelve (12) months following such termination of Service and the purchase by the Company shall take place within 60 days of such exercise;

                  provided, however, if at the time of the exercise of such right there shall exist any Company Payment Condition, the Company may defer the payment for the purchase until such time as the Company Payment Condition no longer exists.

                  (iii) Company's Rights Assignable. The Company's rights under this Section shall be freely assignable, in whole or in part, and, following such assignment, such rights will not be limited by any Company Payment Condition.

                  (b) After a Major Event. The Company shall not have any obligation to purchase vested Shares following the Purchaser's termination of Service for any reason after the occurrence of a Major Event.

            5.4   Right to Compel Sale.

                  (a) Compelled Sale. If members of the Saratoga Group propose a Change of Control Transaction, then Saratoga shall have the right (whether the Change of Control results from the sale of all, or some lesser portion, of the Saratoga Group's Shares) to require the Purchaser (or his Permitted Transferee) to sell all, or a Pro Rata Portion, of his Shares to the prospective purchaser of the Saratoga Shares (if such right is exercised, a "Compelled Sale"). If the prospective purchaser in the Change of Control Transaction proposed by the Saratoga Group is to acquire Shares of the Saratoga Group, but Saratoga does not elect to cause a Compelled Sale pursuant to the foregoing sentence, the Purchaser (or such Permitted Transferee) shall have the right to elect to sell to the prospective purchaser, as part of the Change of Control Transaction, the Pro Rata Portion of the Purchaser's (or such Permitted Transferee's) Shares (if such right is exercised, a "Co-Sale"). The consideration to be received by the Purchaser (or such Permitted Transferee) for each Share in the Compelled Sale or Co-Sale shall be the same consideration per Share to be received by the Saratoga Group, and the terms and conditions of such sale by the Purchaser (or such Permitted Transferee) shall be the same as those upon which the Saratoga Group sell their Shares, except that the Purchaser (or such other party) shall not be bound by the terms of any indemnity, hold-back or escrow given to the purchaser in connection with such sale to the extent that such indemnity is not limited in value with respect to the Purchaser (or such Permitted Transferee) to at most the aggregate consideration to be received for his Shares in such sale.

                  (b) Notice and Sale Procedures. (i) The Company shall provide written notice to the Purchaser (or his Permitted Transferee) of any proposed Change of Control Transaction, which notice (a "Control Transaction Notice") shall (A) set forth the consideration per Share to be paid by the prospective purchaser and (B) state whether Saratoga is electing pursuant

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                  to Section 5.4(a) to cause a Compelled Sale. If Saratoga does not elect to cause a Compelled Sale and the Purchaser (or such Permitted Transferee) desires to cause a Co-Sale pursuant to
                  Section 5.4(a), the Purchaser (or such Permitted Transferee) must give written notice of his election to cause such Co-Sale (a "Co-Sale Notice") to Saratoga (or the representative of Saratoga as may be designated in the Control Transaction Notice) within ten (10) days following the date of the Control Transaction Notice. Within ten (10) days following the date of the Control Transaction Notice in which Saratoga has elected to cause a Compelled Sale, the Purchaser (or Permitted Transferee) shall deliver to Saratoga (or such designated representative), or in the case of a Co-Sale, the Co-Sale Notice shall be accompanied by, the certificates representing the Shares held by the Purchaser (or Permitted Transferee) to be sold in such Compelled Sale or Co-Sale, together with a suitably executed blank stock power and all other documents required to be executed in connection with such Change of Control Transaction. In the event that the Purchaser (or Permitted Transferee) should fail to deliver such certificates and other documents as aforesaid, the Company shall cause the books and records of the Company to show that such Shares are bound by the provisions of this Section 5.4 and that such Shares shall be transferred only to the purchaser identified in the Change of Control Notice upon surrender for transfer by the Purchaser (or any other party) thereof.

                  (b) If, within one hundred twenty (120) days after the Saratoga Group gives the notice they have not completed the sale of Shares described in the notice, the Saratoga Group shall return to the Purchaser (or such Permitted Transferee) all certificates representing Shares that the Purchaser (or such Permitted Transferee) delivered for sale pursuant hereto, together with any such other documents delivered by the Purchaser.

                  (c) Promptly after the consummation of the sale of the Shares of the Saratoga Group and Purchaser (or Permitted Transferee) pursuant to this Section, the Saratoga Group shall remit to the Purchaser (or Permitted Transferee) the total sales price of the Shares of the Purchaser (or Permitted Transferee) sold pursuant thereto, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by the Purchaser (or Permitted Transferee).

      6.    PURCHASER'S RIGHTS UPON REPURCHASE.

      At such time as the Company makes available, the consideration for the Stock to be repurchased in accordance with the provisions of Sections 2 and 5 of this Agreement, then from and after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such

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consideration in accordance with this Agreement). Such shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

      7.    TRANSFER BY PURCHASER TO CERTAIN TRUSTS.

      Purchaser shall have the right to transfer all or any portion of Purchaser's interest in the shares issued under this Agreement which have been delivered to Purchaser under the provisions of Section 3 of this Agreement, to a trust established by Purchaser for the benefit of Purchaser, Purchaser's spouse or Purchaser's children, without being subject to the provisions of Section 5 hereof, provided that the trustee on behalf of the trust shall agree in writing to be bound by the terms and conditions of this Agreement. The transferee shall execute a copy of Exhibit E attached hereto and file the same with the Secretary of the Company.

      8.    LEGEND ON SHARES.

      All certificates representing the Stock purchased under this Agreement shall, where applicable, have endorsed thereon the legends set forth in the Award and any other legends required by applicable securities laws.

      9.    PURCHASER'S INVESTMENT REPRESENTATIONS.

      This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's acceptance hereof Purchaser confirms, that the Stock which Purchaser will receive will be acquired with Purchaser's own funds for investment for an indefinite period for Purchaser's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of Purchaser's property shall at all times be within Purchaser's control. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, understanding or agreement with any person to sell, transfer, or grant participation, to such person or to any third person, with respect to any of the Stock.

      Purchaser understands that the Stock will not be registered or qualified under federal or state securities laws on the ground that the sale provided for in this Agreement is exempt from registration or qualification under federal or state securities laws and that the Company's reliance on such exemption is predicated on Purchaser's representations set forth herein.

      Purchaser agrees that in no event will Purchaser make a disposition of any of the Stock (including a disposition under Section 7 of this Agreement), unless and until (i) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and (ii) Purchaser shall have furnished the Company with an opinion of counsel satisfactory to the Company to the effect that (A) such disposition will not require registration or qualification of such Stock under federal or state securities laws or (B) appropriate action necessary for compliance with the

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federal or state securities laws has been taken or (iii) the Company shall have waived, expressly and in writing, its rights under clauses (i) and (ii) of this section.

      With respect to a transaction occurring prior to such date as the Plan and Stock thereunder are covered by a valid Form S-8 or similar federal registration statement, this subsection shall apply unless the transaction is covered by Rule 701 under the Securities Act of 1933, as amended (the "Securities Act") or another exemption. In connection with the investment representations made herein, Purchaser represents that Purchaser is able to fend for himself or herself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser's investment, has the ability to bear the economic risks of Purchaser's investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company.

      Purchaser understands that if a registration statement covering the Stock (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act) under the Securities Act is not in effect when Purchaser desires to sell the Stock, Purchaser may be required to hold the Stock for an indeterminate period. Purchaser also acknowledges that Purchaser understands that any sale of the Stock which might be made by Purchaser in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

      10.   NO DUTY TO TRANSFER IN VIOLATION HEREUNDER.

      The Company shall not be required (a) to transfer on its books any shares of Stock of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

      11.   RIGHTS OF PURCHASER.

      Except as otherwise provided herein, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Stock.

      12.   SECTION 83(b) ELECTIONS.

      Purchaser hereby acknowledges that he or she has been informed that unless an election is filed by the Purchaser with the Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days of the purchase of the Shares (and attached to Purchaser's individual income tax return for that year), electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code") to be taxed currently on any difference between the purchase price of the Shares and their fair market value on the date of purchase, there will be a recognition of taxable income to the Purchaser, measured by the excess, if any, of the fair market value of the Shares, at the time the Company's Unvested Stock Requirement lapses over the purchase price for the Shares. Purchaser represents that Purchaser has consulted any tax consultant(s) that Purchaser deems advisable in connection with the purchase of the Shares or the filing of the Election under
Section 83(b). A form of Election under Section 83(b) is attached hereto as Exhibit B for reference.

PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON HIS OR HER BEHALF.

      13.   OTHER NECESSARY ACTIONS.

      The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

      14.   NOTICE.

      Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following deposit in the United States Post Office with postage and fees prepaid, addressed to the other party hereto at the address last known or at such other address as such party may designate by 10 days' advance written notice to the other party hereto.

      15.   SUCCESSORS AND ASSIGNS.

      This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser and Purchaser's heirs, executors, administrators, successors and assigns. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of a like or different nature.

      16.   APPLICABLE LAW.

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, as such laws are applied to contracts entered into and performed in such state.

      17.   NO FEDERAL OR OTHER STATE REGISTRATION.

      THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAW OF ANY STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH REGISTRATION OR QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM SUCH REGISTRATION OR QUALIFICATION. THE RIGHTS OF ALL PARTIES TO THIS

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AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH REGISTRATION OR QUALIFICATION
BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

      18.   NO ORAL MODIFICATION.

      No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

      19.   TERMINATION.

      This Agreement shall terminate and be of no further force and effect if the Closing Date has not occurred on or before the 30th day following the Grant Date, unless the failure is due to a default by the Company or the designation by the Board of Directors of the Company, in writing, of a later date as the Closing Date.

      20.   ENTIRE AGREEMENT.

      This Agreement and the Award constitute the entire complete and final agreement between the parties hereto with regard to the subject matter hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ADVANCED LIGHTING                                             PURCHASER
  TECHNOLOGIES, INC.

By: /s/ Wayne R. Hellman                                  /s/ Wayne J. Vespoli
    ----------------------------------                    --------------------
Title: CEO                                                Wayne J. Vespoli

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                                                                         ANNEX 1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                           2005 EQUITY INCENTIVE PLAN

                                      AWARD

      ADVANCED LIGHTING TECHNOLOGIES, INC. (the "Company"), hereby grants this Award to purchase, within 30 days of the Grant Date specified below, shares of its common stock ("Shares") to the Participant named below. The terms and conditions of the Award are set forth in this cover sheet, the Stock Purchase Agreement to be entered into between the Company and the Participant including the attachments (the "Purchase Agreement") and in the Company's 2005 Equity Incentive Plan (the "Plan").

Grant Date:  July 27, 2005

Name of Participant:  Wayne J. Vespoli

Participant's Social Security Number: ________________________________

Number of Shares Covered by Award:  10.494

Purchase Price Per Share:  $1,000.00

                               Company:__________________________________
                                               (Signature)

                               Title: ___________________________________

                                                                         ANNEX 2

                               CERTAIN DEFINITIONS

         (FOR USE FOR GRANTS TO EMPLOYEES WITHOUT EMPLOYMENT AGREEMENTS)

For purposes hereof, the term "cause" shall mean:

      Employee's committing an act constituting a misdemeanor involving fraud, dishonesty, or theft or a felony;

      Employee's engaging in habitual or repeated alcohol or drug abuse;

      Employee's disregarding the instructions of the Board of Directors of ADLT;

      Employee's neglecting duties (other than by reason of disability or death), with five (5) business days notice to cure;

      Employee shall fail to devote his full business time to his employment and perform diligently such duties as are, or may be, required by the Board of Directors of ADLT or their designee consistent with Employee's duties and authority at the date of this Agreement or such other duties as may be mutually agreed, with five (5) business days notice to cure; provided such duties are within the bounds of reasonableness and acceptable business standards;

      Employee shall, without the prior written consent of ADLT, which shall not be unreasonably withheld, directly or indirectly, render services of a business, professional or commercial nature to any other person or firm, whether for compensation or otherwise, other than in the performance of duties naturally inherent in the businesses of ADLT or any subsidiary or affiliate of ADLT, with five (5) business days notice to cure; provided, however, Employee may continue to render services to and participate in philanthropic and charitable causes, in each case, in a manner and to the extent consistent with his past practice;

      Employee shall fail to comply with all policies and procedures of ADLT, including but not limited to, all terms and conditions set forth in any employee handbook and any other memoranda pertaining to ADLT's policies, procedures, rules and regulations, with five (5) business days notice to cure; or

      Employee's willful misconduct or gross negligence.

                                                                         ANNEX 2
                                                                          PAGE 2

      For purposes hereof, the term "good reason" shall mean: without Employee's written consent, a material reduction of Employee's duties, authority, compensation, benefits or responsibilities.

      For purposes hereof, the term "disability" shall mean: the inability of Employee to perform satisfactorily his usual or customary occupation for a period of 120 days in the aggregate out of 150 consecutive days as a result of a physical or mental illness or other disability which in the written opinion of a physician of recognized ability and reputation, is likely to continue for a significant period of time.

                      ADVANCED LIGHTING TECHNOLOGIES, INC.
                           2005 EQUITY INCENTIVE PLAN

                                      AWARD

VESTING Your shares will vest, and no longer be subject to the Unvested Stock Agreement pursuant to the Purchase Agreement, as follows:

                        25% of the Shares covered by the Award will vest and no longer be subject to the Unvested Stock Requirement provided that the Company achieves Cumulative Adjusted EBITDA for any 4 consecutive fiscal quarters, ending on or before June 30, 2007, equal to or greater than $32,977,000; 25% of the Shares covered by the Award will vest and no longer be subject to the Unvested Stock Requirement provided that the Company achieves Cumulative Adjusted EBITDA for any 8 consecutive fiscal quarters, ending on or before June 30, 2008, equal to or greater than $71,075,000; 25% of the Shares covered by the Award will vest and no longer be subject to the Unvested Stock Requirement provided that the Company achieves Cumulative Adjusted EBITDA for any 12 consecutive fiscal quarters, ending on or before June 30, 2009, equal to or greater than $113,140,000; and 25%
                        of the Shares covered by the Award will vest and no longer be subject to the Unvested Stock Requirement provided that the Company achieves Cumulative Adjusted EBITDA for any 16 consecutive fiscal quarters, ending on or before June 30, 2010, equal to or greater than $159,147,000; provided, however, if the Company enters into a significant corporate transaction (such as an acquisition, divestiture or merger) which could reasonably be expected to affect Cumulative Adjusted EBITDA, the amount of Cumulative Adjusted EBITDA required for vesting on any date shall be adjusted, by the Board of Directors of the Company, to reflect the EBITDA expected to be added or lost as a result of such transaction.

                        Notwithstanding the foregoing, in the event of a Change in Control or an Initial Public Offering (each as defined in the Plan) of the Company, your unexpired shares will immediately vest, provided the aggregate cash amounts received by Saratoga in respect of its Company stock and from such transaction prior to June 30, 2009 are not less than $90,000,000. If a Change of Control or Initial Public Offering occurs in a transaction which does not result in aggregate cash amounts of at least $90,000,000 being received by Saratoga on or prior to the closing of such transaction, and Saratoga receives or retains securities of the Company or its successors or assigns at or after the closing of such transaction, Saratoga shall provide an escrow of a portion of such securities or other arrangement to assure the participants of the economic benefits of vesting if the aggregate cash amounts received in respect of its Company stock, in such transaction and on liquidation of the securities received or retained by Saratoga results in aggregate amounts received by Saratoga of at least $90,000,000 by June 30, 2009.

                        No additional Shares will vest after your employment with the Company or any Affiliate of the Company (including any approved leaves of absence) ("Service") has terminated for any reason.

VOTING CONTROL          Prior to the occurrence of a Major Event (as defined in
                        the Plan), the Shares purchased shall be transferred into a voting trust or similar arrangement ("Voting
                        Trust"). Pursuant to the terms of the Voting Trust, the Participant shall be the beneficiary but Saratoga
                        Lighting Holdings LLC shall vote all shares in the Voting Trust until the occurrence of a Major Event, at which time the Voting Trust shall terminate.

RETENTION RIGHTS        YOU ACKNOWLEDGE AND AGREE THAT THE VESTING OF SHARES
                        PURSUANT TO THIS AWARD IS EARNED ONLY BY CONTINUING
                        CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY
                        (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS
                        AWARD OR ACQUIRING SHARES HEREUNDER). YOU FURTHER
                        ACKNOWLEDGE AND AGREE THAT NOTHING IN THIS AWARD, NOR IN
                        THE PLAN SHALL CONFER UPON YOU ANY RIGHT WITH RESPECT TO
                        CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE
                        COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH YOUR
                        RIGHT OR THE COMPANY'S RIGHT TO TERMINATE YOUR
                        EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT
                        CAUSE.

LEGENDS All certificates representing the Shares issued pursuant to this Award and Purchase Agreement shall, where applicable, have endorsed thereon the following legends:

                        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE REQUIREMENTS AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S

                        PREDECESSOR IN INTEREST. SUCH AGREEMENT IMPOSES CERTAIN TRANSFER RESTRICTIONS AND CERTAIN REPURCHASE REQUIREMENTS ON THE COMPANY (OR ITS ASSIGNS) UPON THE SALE OF THE SHARES OR UPON TERMINATION OF SERVICE WITH THE COMPANY. A COPY OF SUCH AGREEMENTS IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF SHARES REPRESENTED BY THIS CERTIFICATE.

                        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED."

THE PLAN AND
OTHER AGREEMENTS        The text of the Plan is incorporated in this Award by
                        reference.

                        Certain capitalized terms used in this Agreement are defined in the Plan.

                        THIS AWARD, THE PURCHASE AGREEMENT INCLUDING ITS ATTACHMENTS, AND THE PLAN CONSTITUTE THE ENTIRE UNDERSTANDING BETWEEN YOU AND THE COMPANY REGARDING THE SHARES WHICH ARE SUBJECT TO THIS AWARD. ANY PRIOR AGREEMENTS, COMMITMENTS OR NEGOTIATIONS CONCERNING SUCH SHARES ARE SUPERSEDED.

CERTAIN DEFINITIONS     For the purposes of this Award, "Adjusted EBITDA" shall
                        mean "Income from Operations" (a) plus "Amortization of Intangible Assets" plus "Depreciation", (b) plus "Income from Investments", or minus "Loss from Investments" to the extent such Income or Loss from Investments relates to the Company's investment in AAPL, all of the above as reported in the Company's financial statements, (c) plus the amount recorded in the Company's financial statements for the following items: (i) Amounts payable to the Saratoga Group pursuant to the Management
                        Services Agreement ("Management Services Agreement") between Saratoga Management Company LLC and the Company,
                        (ii)
                        amounts recorded as expense related to "Additional
                        Bonuses" described in Wayne Hellman's employment contract, the after-tax proceeds of which are applied to repayment of Wayne Hellman's loan from the Company, and
                        (iii) amounts in respect of fees and expenses, prior to an Initial Public Offering, in connection with the services of any non-management Director, and (d) plus any one-time expense item, or minus any one time income item, as explicitly designated by the Board of Directors.

                        For the purposes of this Award, "Cumulative Adjusted EBITDA" shall mean Adjusted EBITDA over the relevant number of consecutive quarters, accrued on a cumulative basis (taken as one accounting period).

                                    EXHIBIT A

                                   TAX SUMMARY

      Set forth below is a brief summary as of the date of the right of some of the federal tax consequences of purchase and disposition of the Shares.

      THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. PARTICIPANTS SHOULD CONSULT A TAX ADVISER BEFORE PURCHASING OR DISPOSING OF THE SHARES.

      PURCHASE OF SHARES PRIOR TO VESTING BY CERTAIN PARTICIPANTS

      The Stock Purchase Agreement gives Participants the right to purchase certain shares which are subject to repurchase by the Company at cost prior to "vesting." In these situations, an election may be filed by the Participant with the Internal Revenue Service within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on the bargain purchase element on the date of purchase for alternative minimum tax purposes. EVEN WHERE THERE IS NO BARGAIN ELEMENT FAILURE TO FILE THE 83(b) ELECTION WILL RESULT IN ALTERNATIVE MINIMUM TAXABLE INCOME MEASURED AND RECOGNIZED BY PARTICIPANT AT THE TIME OR TIMES ON WHICH THE COMPANY'S REPURCHASE REQUIREMENT LAPSES. Participant is strongly encouraged to seek the advice of his or her tax consultants in connection with the purchase of the Shares and the advisability of filing of the election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached to the Stock Purchase Agreement as Exhibit B for reference.

      THE TAX CONSEQUENCES OF THE PURCHASE AND SALE OF COMMON SHARES AND THE TERMINATION OF COMPANY REPURCHASE RIGHTS FOR UNVESTED SHARES, MAY DIFFER DEPENDING UPON THE CIRCUMSTANCES OF EACH PARTICIPANT, THE TERMS OF THE AWARD AND THE TIMING OF ANY EXERCISE OR SALE. PARTICIPANTS ARE ADVISED TO SEEK INDEPENDENT TAX ADVICE TO MAKE SURE THEY UNDERSTAND THE INCOME TAX CONSEQUENCES OF ANY AWARD.

                                    EXHIBIT B

                          ELECTION UNDER SECTION 83(B)
                      OF THE INTERNAL REVENUE CODE OF 1986

      The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:  TAXPAYER: _______________________      SPOUSE: _________________________

ADDRESS: ______________________________________________________________________

IDENTIFICATION NO.:  TAXPAYER: ______________ SPOUSE: _________________________

TAXABLE YEAR: ____________________

2. The property with respect to which the election is made is described as follows: _____ shares (the "Shares") of the Common Stock of Advanced Lighting Technologies, Inc. (the "Company").

3.    The date on which the property was transferred is:________, 20___.

4.    The property is subject to the following restrictions:

      The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $______.

6.    The amount (if any) paid for such property is: $____________________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: __________________, 20___                   _____________________________
                                                   Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: __________________, 20___                    ___________________________
                                                    Spouse of Taxpayer

                                    EXHIBIT C

                            JOINT ESCROW INSTRUCTIONS

                                 August 1, 2005

Secretary
ADVANCED LIGHTING TECHNOLOGIES, INC.

Dear Sir or Madam:

      As Escrow Agent for both ADVANCED LIGHTING TECHNOLOGIES, INC. (the "Company"), and Wayne J. Vespoli ("Purchaser"), you are hereby authorized and directed to hold the documents and Common Stock certificates delivered to you pursuant to the terms of that certain Common Stock Purchase Agreement (the "Agreement") of even date herewith, to which a copy of these Joint Escrow Instructions is attached as Exhibit C to the Agreement, in accordance with the following instructions:

1. In the event the Company is required to purchase Shares pursuant to the Unvested Stock Requirement set forth in the Agreement, the Company shall give to Purchaser and you a written notice as provided in the Agreement. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice, including prompt delivery of stock certificates.

2. At the closing, you are directed (a) to date the stock assignment form or forms necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate or certificates evidencing the shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price (by certified or bank cashier's check) for the number of shares being purchased pursuant to the Unvested Stock Requirement.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this Paragraph 3, Purchaser shall exercise all rights and privileges, including but not limited to, the right to vote and to receive dividends (if any), of a stockholder of the Company while the shares are held by you.

4. In accordance with the terms of Section 5 of the Agreement, you may from time to time deliver to Purchaser a certificate or certificates representing so many shares as are no longer subject to the Unvested Stock Requirement.

5. This escrow shall terminate upon the release of all shares held under the terms and provisions hereof.

6. If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged from all further obligations hereunder.

7. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

8. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

9. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

10. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

11. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

12. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

13. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Secretary of the Company or if you shall resign by written notice of each party. In the event of any such termination, the Company shall appoint any officer of the Company as successor Escrow Agent.

14. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

15. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

16. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled.

17. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

18. This instrument shall be governed by and construed in accordance with the laws of the State of Ohio.

      This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                                Very truly yours,

                                ADVANCED LIGHTING TECHNOLOGIES, INC.

                                By: ____________________________________________

           ESCROW AGENT:                         PURCHASER:

        _____________________                 /s/ Wayne J. Vespoli
                                              --------------------

                                    EXHIBIT D

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________ Ten and Four Hundred Four One-Thousandths (10.494) shares of the Common Stock of ADVANCED LIGHTING TECHNOLOGIES, INC. (the "Company"), standing in _____________________________ name on the books of the Company represented by Certificate No. ____________ herewith and hereby irrevocably constitutes and appoints _____________________________ Attorney to transfer said stock on the books of the Company with full power of substitution in the premises.

Dated: _________________ , 20___

                                                         ----------------------
                                                              Wayne J. Vespoli

                                    EXHIBIT E

                   ACKNOWLEDGMENT OF AND AGREEMENT TO BE BOUND
                    BY THE COMMON STOCK PURCHASE AGREEMENT OF
                      ADVANCED LIGHTING TECHNOLOGIES, INC.

      The undersigned, as transferee of shares of ADVANCED LIGHTING TECHNOLOGIES, INC., hereby acknowledges that he or she has read and reviewed the terms of the Common Stock Purchase Agreement of ADVANCED LIGHTING TECHNOLOGIES, INC. and hereby agrees to be bound by the terms and conditions thereof, as if the undersigned had executed said Agreement as an original party thereto.

Dated: ____________________, 20___

By:___________________________